Nephros Reports 2008 First Quarter Financial Results
Thursday May 15, 2008

NEW YORK, NY -- May 15, 2008 -- Nephros, Inc. (AMEX:NEP - News) announced today financial results for the three month period ended March 31, 2008.

Recent Highlights

▪	Increased product revenues by 31% to $387,000.

▪	Completed enrollment in the pivotal U.S. trial for the OLpur(TM) H2H(TM) Hemodiafiltration Module and OLpur(TM) MD 220 Hemodiafilter

▪	Hired Joleen C. Turner as VP of Marketing and Business Development

▪	Hired Gerald J. Kochanski as Chief Financial Officer

▪	Presented at XLV ERA-EDTA Congress in Stockholm, Sweden

“The first quarter of 2008 marked another milestone for Nephros on the path toward U.S. approval of the Nephros HDF treatment for end-stage renal disease,” commented Norman J. Barta, Chairman and CEO of Nephros. “In the first quarter, Nephros completed enrollment in the Company’s pivotal U.S. clinical trial for the OLpur(TM) H2H(TM) Hemodiafiltration Module and OLpur(TM) MD 220 Hemodiafilter. More recently, Nephros solidified its management team with the addition of two new executives as we strive to grow and expand our water filter sales and European hemodiafilter sales while preparing for the anticipated U.S. launch of the Company’s HDF therapy system.”

Financial Performance for the First Quarter Ended March 31, 2008.

For the quarter ended March 31, 2008, Nephros reported product revenues of $387,000, attributable to sales of its OLpur(TM) MD190 and MD220 products in Europe, compared with $296,000 in the corresponding period of 2007, an increase of 31%. The Company's net loss was $1,640,000 or $.04 per basic and diluted common share for the first quarter of 2008 versus a net loss of $1,517,000 or $.13 per basic and diluted common share in the first quarter of 2007. The substantial change in the per share loss is primarily due to there being 38,165,380 weighted average common shares outstanding basic and diluted during the 2008 period as compared to 12,317,992 during the 2007 period.

As of March 31, 2008, Nephros had cash and cash equivalents in the amount of $2,505,000. In addition, Nephros had $4,286,000 invested in auction rate securities, which are classified as non-current investments at March 31, 2008.

ESRD Clinical Trial Update

In the first quarter of 2008, Nephros completed enrollment in the Company’s pivotal U.S. clinical trial for the OLpur(TM) H2H(TM) Hemodiafiltration Module and OLpur(TM) MD 220 Hemodiafilter products for the treatment of patients with end-stage renal disease (ESRD). Nephros anticipates that all enrolled patients will have completed the study protocol by June 1, 2008.

"In the second half of 2008, we plan to seek FDA approval to market our leading-edge products here in the U.S.," said Mr. Barta. Nephros believes that, if approved in 2008, its mid-dilution HDF technology would be the first approved online HDF therapy in the United States.

Water Ultrafiltration Products

Nephros is finalizing improvements to the functionality and ergonomics of its water ultrafiltration products and has applied for stringent water filter performance certifications from NSF International, an independent non-profit product evaluation laboratory. NSF has completed its initial stage of testing, and Nephros anticipates final completion of required NSF testing during the second quarter of 2008.

Nephros expects to continue its military product development with support from its existing cost contract with the Office of Naval Research and other contracts that may arise out of the U.S. Department of Defense appropriations that have been made for such purpose.

About Nephros, Inc.

Nephros, Inc., headquartered in New York, is a medical device company developing and marketing filtration products.

The Nephros HDF system is designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. The Nephros HDF system removes a range of harmful substances more effectively, and with greater capacity, than existing ESRD treatment methods, particularly with respect to substances known collectively as "middle molecules." These molecules have been found to contribute to such conditions as dialysis-related amyloidosis, carpal tunnel syndrome, degenerative bone disease and, ultimately, mortality in the ESRD patient.

The Nephros Dual Stage Ultrafilter (DSU) is the Company’s line of water filtration products. The patented dual stage cold sterilization Ultrafilter has the capability to filter out bacteria and, due to its exceptional filtration levels, filter out many viruses and parasites. The DSU proprietary design provides dual-stage filtration which reduces the risk of filtration failure. With an initial focus on health care, the DSU is in a pilot-use program at a major U.S. medical center and has been selected for further development by the U.S. Marine Corps.

Nephros products are sold and distributed throughout Europe and the Company’s dialysis filters are currently being used in over fifty clinics in Europe.

For more information on Nephros please visit the Company's website, www.nephros.com.

Forward-Looking Statements

This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements include statements regarding the efficacy and intended use of the Company's technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) Nephros may not be able to obtain funding if and when needed or on terms favorable to it in order to continue operations or fund its clinical trials; (ii) Nephros may not be able to continue as a going concern; (iii) Nephros may not be able to liquidate its short-term investments when needed to fund its operations; (iv) Nephros may be unable to maintain compliance with the American Stock Exchange's continued listing standards; (v) products that appeared promising to Nephros in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials; (vi) Nephros may not obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (vii) Nephros may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; (viii) HDF therapy may not be accepted in the United States and/or Nephros' technology and products may not be accepted in current or future target markets, which could lead to failure to achieve market penetration of Nephros' products; (ix) Nephros may not be able to sell its ESRD therapy or water filtration products at competitive prices or profitably; (x) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products; and (xi) Nephros may not be able to achieve sales growth in Europe or expand into other key geographic markets. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros' filings with the Securities and Exchange Commission, including Nephros' Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2007 and Nephros’ Quarterly Report on Form 10-Q filed with the SEC for the period ended March 31, 2008. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.